As filed with the Securities and Exchange Commission on August 6, 2001 Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MCKESSON CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware
   (State or other jurisdiction of                   94-3207296
   incorporation or organization)       (I.R.S. Employer  Identification No.)

                       One Post Street
                 San Francisco, California               94104
          (Address of Principal Executive Offices)     (Zip Code)

        MCKESSON CORPORATION 1999 STOCK OPTION AND RESTRICTED STOCK PLAN
                              (Full Title of Plan)

            Kristina Veaco                          Ivan D. Meyerson
       Assistant General Counsel                 Senior Vice President,
       and Assistant Secretary         General Counsel and Corporate Secretary
           One Post Street                          One Post Street
       San Francisco, CA 94104                  San Francisco, CA 94104
                    (Name and address of agents for service)

                                 (415) 983-8300
         (Telephone number, including area code, of agents for service)

The Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                         CALCULATION OF REGISTRATION FEE

------------------------------ ----------------------- ------------------------ ----------------------- ------------------------
  Title of Securities to be         Amount to be          Proposed Maximum         Proposed Maximum     Amount of Registration
         Registered                  Registered          Offering Price Per       Aggregate Offering              Fee
                                                              Share(1)                 Price(1)
------------------------------ ----------------------- ------------------------ ----------------------- ------------------------
 Common Stock par value $.01
          per share                  8,000,000                 $38.18                $305,440,000              $76,360
------------------------------ ----------------------- ------------------------ ----------------------- ------------------------

(1) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 8,000,000 shares by the average of the high and low price of the stock on August 10, 2001 the Common Stock prior to the occurrence of certain events.

Pursuant to Rule 416(a) this Registration Statement also covers such undetermined number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.

                       EXPLANATORY NOTE AND INCORPORATION
                       OF CERTAIN INFORMATION BY REFERENCE
                  PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

         The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 13, 2001 (File No. 333-62870) and February 11, 2000 (File No. 333-30226) on June 23, 2000 (File No. 333-39954) are
hereby incorporated by reference.

Incorporation of Certain Documents by Reference

         The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a)    Annual Report on Form 10-K for the fiscal year ended March 31,
                2001.

         (b)    Quarterly Report on Form 10-Q for the quarter ended June 30,
                2001.

         (c) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2, respectively, to the Registrant's Annual Report on Form 10-K for the fiscal year ended March, 31, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities than remaining unsold.

PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit
No.              Description
---------------------------------------------------------

 4               Rights Agreement dated as of October 21, 1994 and Amendment No.
                 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2 respectively, to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated by reference herein.

 5 Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

23.1 Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit
                 5)

23.2             Consent of Deloitte & Touche LLP.


24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 13th day of August 2001.

                                       McKesson Corporation
                                       (Registrant)


                                       By: /s/ IVAN D. MEYERSON
                                           ------------------------------
                                           Ivan D. Meyerson
                                           Senior Vice President,
                                           General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of August 2001.

Signature and Title

         /s/                   *
         --------------------------------------------------
         Alan J. Seelenfreund
         Chairman of the Board and Director

         /s/                   *
         --------------------------------------------------
         John H. Hammergren
         Chief Executive Officer and Director
         (Principal Executive Officer)

         /s/                   *
         --------------------------------------------------
         William R. Graber
         Senior Vice President and Chief Financial Officer
         (Principal Financial Officer)

         /s/                   *
         --------------------------------------------------
         Nigel A. Rees
         Vice President and Controller
         (Principal Accounting Officer)

         /s/                   *
         --------------------------------------------------
         Alfred C. Eckert III
         Director

         /s/                   *
         --------------------------------------------------
         Tully M. Friedman
         Director

         /s/                   *
         --------------------------------------------------
         M. Christine Jacobs
         Director

         /s/                   *
         --------------------------------------------------
         Martin M. Koffel
         Director

         /s/                   *
         --------------------------------------------------
         Gerald E. Mayo
         Director

         /s/                   *
         --------------------------------------------------
         *James V. Napier
         Director

         /s/                   *
         --------------------------------------------------
         Carl E. Reichardt
         Director

         /s/                   *
         --------------------------------------------------
         Jane E. Shaw
         Director

*By:  /s/ IVAN D. MEYERSON (Attorney-in-Fact)
      ----------------------------------------
      Ivan D. Meyerson

                                  EXHIBIT INDEX


Exhibit
No.              Description
---------------------------------------------------------

 4               Rights Agreement dated as of October 21, 1994 and Amendment No.
                 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2 respectively, to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated by reference herein.

 5 Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

23.1 Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit
                 5)

23.2             Consent of Deloitte & Touche LLP.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.